Food and Drug Regulatory Counsels' Consent

The Board of Directors
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059

We hereby consent to being named as "Experts" in the registration statement on Form S-3 being filed contemporaneously herewith.

                                        Kleinfeld, Kaplan & Becker
                                        October 27, 1997